UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 30, 2006
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On January 30, 2006, Craftmade International Inc. (“Craftmade”) entered into a Renewal and Extension Agreement (the “Extension Agreement”) with The Frost National Bank, a national banking association (“Frost”), San Antonio, Texas, in connection with a Promissory Note (the “Promissory Note”) dated February 25, 2005, executed by Craftmade and payable to the order of Frost in the original principal amount of $3,000,000. The Extension Agreement was effective as of December 31, 2005, and extends the maturity date of the Promissory Note to January 15, 2007.
     All of Craftmade’s wholly-owned subsidiaries and Design Trends LLC, a 50% owned subsidiary of Craftmade, have ratified the Extension Agreement, thus extending their guaranty of the Promissory Note for the term of the Extension Agreement.
     The foregoing description is qualified in its entirety by reference to the Extension Agreement, a copy of which is filed herewith as Exhibit 10.1.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 “Entry into a Material Definitive Agreement.”

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Renewal and Extension Agreement by and among Craftmade International, Inc. and The Frost National Bank, effective as of December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.

Date: February 2, 2006	By:	/s/ J. Marcus Scrudder

J. Marcus Scrudder
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Renewal and Extension Agreement by and among Craftmade International, Inc. and The Frost National Bank, effective as of December 31, 2005.